Consent of Independent Auditors



The Board of Directors
Amscan Holdings, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Prospectus and Registration Statement.


/s/ KPMG LLP

Stamford, Connecticut
June 30, 1999